PURCHASE AND SUPPLY AGREEMENT

THIS PURCHASE AND SUPPLY AGREEMENT (this "Agreement") is made this 4th day of DECEMBER, 2003, by and between ALKHALIFA Petroleum Corp.., whose business address is 4121 SW 47th Avenue, Suite 1301, Davie, Florida 33342, with a copy to Bahrain Tower, 17th floor, Al-Khalifa Road, Manama, Bahrain, P.O Box 20257, Manama, Bahrain, a Florida for profit corporation ("ALKHALIFA") the ("Supplier") having a place of business at 4121 SW 47th Avenue, Suite 1301, Davie, Florida 33342 and FuelNation Inc. a Florida for profit corporation (the "Seller").

                                WITNESSETH THAT:

WHEREAS, Supplier and Seller desire to set forth their agreement regarding the sale and purchase of certain gasolines and diesel fuels (the "Supplies") which Supplier acquires from time to time pursuant to its agreement with The Oil Companies.



 NOW THEREFORE, in consideration of the mutual covenants and agreements herein, Supplier and Seller agree as follows:



1.   TERM AND PREMISES.

     a) The term of this Agreement shall be for a period of TEN (10) year(s) beginning on December 4, 2003, and ending on December 4, 2013. During the term hereof, Supplier shall supply and Seller shall purchase all of the ALKHALIFA Supplies. For purpose of this Agreement, ALKHALIFA Supplies shall mean those products manufactured or distributed by or through the ALKHALIFA Petroleum Corp. SELLER agrees to pay, in the manner hereinafter provided in Paragraph 2(e) below, for all motor oils, lubricants, fluids, antifreeze, and miscellaneous related items and tires, batteries and filters, if any ("related products"), purchased by SELLER pursuant to SUPPLIER's Dealer Price Schedule in effect on the date of shipment for the particular related product delivered to the Premises. SUPPLIER reserves the right at any time to change the price for any product or related product or to substitute a new pricing system without notice to SELLER. The prices referred to herein are exclusive of taxes, license fees, and inspection fees.

     b) The premises for delivery supply will be designated from time to time by Seller (the "Premises"). The Supplier acknowledges that Seller intends to market and deliver fuel to multiple locations operated by independent dealers, and Seller shall be responsible to furnish any and all Premises with all equipment necessary for the operation of petroleum dispensing and or diesel fueling.

     c) In addition to the premises above, Supplier acknowledges the need to supply a continuous supply of gasoline and fuel to the Travel Center located in Davie, Florida. Site opening is intended to be in 2004.



2.   DELIVERIES AND PAYMENT.



     (a) SUPPLIER shall not be required or obligated to deliver any products to the Premises other than during its normal business hours or in any quantity less than the maximum load permitted by applicable statute, rule or regulation. Subject to change and at SUPPLIER's option, all deliveries shall be made to the Premises. The title to and the risk of loss for the products shall pass from SUPLIER to SELLER when such products are delivered to SELLER's tanks or otherwise delivered to the Premises. SELLER shall permit the unloading of SUPPLIER's transport trucks or common carriers engaged by SUPPLIER to make deliveries at the Premises without delay.

     (b) Any claims for defect or variance in quality or shortage in quantity of any product delivered to the Premises, shall be made by SELLER within twenty four (24) hours of delivery and SUPPLIER shall be given the opportunity to inspect the same. Otherwise, SELLER waives any and all claims against SUPPLIER for such defects, variances, or shortages, and SELLER agrees to indemnify, release and hold SUPPLIER harmless pursuant to Paragraph 20, below.

     c) Deliveries shall be made (except at Supplier's option) in full bulk transport quantities and with reasonable notice at the Premises in Supplier's customary manner using equipment selected by Supplier. Transportation costs are determined by published common carrier rates applicable to Seller's site. Costs are subject to change without notice.



                  PRODUCT                   MINIMUM                             MAXIMUM

          (i)      Gasoline          20,000,000 gallons annually         80,000,000 gallons annually

          (ii)     Diesel Fuels      60,000,000 gallons annually        150,000,000 gallons annually



     d) The prices which Seller shall pay to Supplier for the Supplies shall be:



          egular Unleaded "87" octane;               .02 cents   Per Gallon

          lus Unleaded "89 octane;                   .02 cents   Per Gallon

          remium Unleaded "93" octane;               .02 cents   Per Gallon

          iesel Fuel;                                .02 cents   Per Gallon



          (rounded to the highest whole number) over the posted ALKHALIFA Jobber Rack Price for the particular item of Supplies. The terms of payment shall be as set forth on each invoice for the Supplies from Supplier to Seller, provided however that said invoices shall provide, among other things, that payment is due as follows:



          (i) Seller has agreed to place with Supplier upon the execution of this Agreement, the sum of $8,000,000 in cash and/or irrevocable documentary letter of credit as security deposit on all future supply deliveries. Supplier, in its sole discretion, may have the option to apply said deposit to any and all outstanding balances due from Seller. Seller shall not be entitled to receive the interest, if any, accrued on the security deposit. Supplier upon the execution of this Agreement, hereby subscribes for and agrees to purchase 8,000 (eight thousand) Shares of Series A Convertible Preferred Stock (the "Shares") as defined in the Summary of Terms ("Term Sheet") of FUELNATION INC., a Florida corporation (the "Corporation"), in the amount of $1,000.00 per Share on the terms and conditions described therein relating to the offering. DISCLOSURE. Because this Series A Convertible Preferred Stock offering is limited to accredited investors in reliance upon exemptions contained in the Securities Act of 1933 ("Securities Act") and Rule 506 promulgated there under and applicable state securities laws, the Shares are being sold without registration under the Securities Act. Accordingly, the Corporation is offering the Shares utilizing the Term Sheet and the Subscription Agreement. Supplier acknowledges receipt of the Term Sheet and Subscription Agreement and has reviewed or had reasonable access to all exhibits listed therein for Supplier's inspection.

          (ii) At all times, the term "Gallon" as used in this Agreement, shall be construed to mean "Net Gallons" as determined by standard temperature adjustment.

     e) Method and Terms of Payments: Payment for all shipments of Supplies shall be due and payable in full within (10) days of the date of delivery of said shipment. Seller shall pay Supplier via Supplier's Electronic Fund Transfer (EFT) System in accordance with Supplier's terms in effect on the date of delivery. If Supplier, in its sole discretion, does not approve Seller's payment via EFT, Seller shall pay Supplier by bank cashier's check at time of delivery, or at such time and place or method as Supplier, in its sole discretion, may designate from time to time. If a legal holiday shall precede a payment due date or shipment date, the payment shall be presented to the Supplier on the normal workday preceding the holiday.

          (i) Supplier reserves the right to make changes in such payment, terms and conditions for products sold and Seller agrees to conform to all such terms and conditions.

          The Seller shall not be entitled to any discount for early payment and shall also pay to the Supplier all taxes, all other fees or charges imposed on the supplies or the delivery thereof by the Supplier, and all appropriate freight and delivery charges.

3.   DEFAULT IN PAYMENT.

     (a)  Default in payment shall include, ie; a check not paid.

          (i)  Failure to make any payment required hereunder; or

          (ii) Issuing a worthless check, ie; a check not paid when presented to Seller bank.

     (b) Upon Seller default in payment, Supplier reserves the following rights, without notice, among other remedies:

          (i)  To terminate this Agreement.

          (ii) To suspend further deliveries.

          (iii) To enter upon Seller's premises to inspect Inventory and compute and obtain receipts to apply on account.

          (iv) To enter upon Seller's premises and take possession of and remove all or any part of the products, without liability therefor, using all reasonable means to effect such entry and removal, and without liability for damage done in the course thereof: Seller shall be liable for and shall pay Supplier for any products not removed by Supplier; and/or;

          (v) To exercise any of Suppliers rights arising out of or in connection with Suppliers security interest in the products.

          (vi) None of these rights shall be exclusive of any other rights held by Supplier

4.   EQUIPMENT.

     (a) The Supplier has agreed to furnish to the Seller certain services and/or equipment which are more particularly described in Exhibit "B" attached hereto, which is made a part hereof. The said services and/or equipment shall be furnished at the time described in Exhibit "B". Upon the completion of the furnishing of such services and/or equipment, the Supplier will notify the Seller as to the value of such services and/or equipment. The Seller agrees to pay to the Supplier the full value for said services and/or equipment and hereby agrees to evidence said promise to pay therefor by the execution of a promissory note or other instrument (the "Note") which is in a form acceptable to Supplier. Supplier and Seller agree that the Note shall provide that Seller shall receive a credit on the obligation owed by Seller for such services and/or equipment at the rate of (.005) one-half cent for each gallon of Supplies which are fully paid for by the Seller until the full value of such services and/or equipment is fully paid. Notwithstanding the full payment by Seller of its obligation to pay for such services and equipment, the price which Seller will pay for the Supplies will continue during the term hereof to be as stated in Paragraph 2(e) hereof. Additionally the Note shall also provide that the Seller shall be responsible to pay for the services and/or equipment referred to in Exhibit "B" even if Seller terminates its rights hereunder; in such event, the Seller shall be obligated to pay the Note in full at the time it terminates this Agreement.

     (b) All equipment and signs which bear the ALKHALIFA Petroleum Corp emblem's shall remain the sole property of ALKHALIFA Petroleum Corp. The Seller shall not encumber, sublet or sell the equipment or any part thereof, nor remove the equipment or any part thereof from any premises, nor deliver possession thereof to any other person, firm or corporation, nor permit any other person, firm or corporation to use the equipment. The Seller shall not do anything whereby said equipment may be destroyed, damaged or by which the title of the Suppler or right of severance or removal by the Supplier may in any way be affected or prejudiced. The Seller hereby grants to Supplier a First and Continuing Security Interest under the Article 9 of Florida Uniform Commercial Code in all of its assets described in Exhibit "B" attached hereto, together with the proceeds and products thereof, to secure the promise of Seller to repay the loan according to the terms and conditions of the note. Seller agrees to execute a UCC 1 Form.

     (c) The Supplier will furnish to and install for the Seller one or more electronic card terminals and 34 credit card imprinters. The Seller will pay to the Supplier the sum of $3000.00 per month for the use of said credit card machines, for materials therefor and for maintenance thereon. Said credit card machines will remain the property of ALKHALIFA Petroleum Corp. The Seller shall pay all personal property or other taxes assessed on the equipment and shall comply with all laws, rules, regulations and requirements of all governmental agencies or authorities having jurisdiction thereof.

The following three (3) subparagraphs (d), (e), and (f) shall be applicable only in the event that SELLER and SUPPLIER have executed an Improvement Agreement which has not expired or been terminated and is of a duration which extends beyond the term of this Agreement.

     (d) Due to the existence of a certain Improvement Agreement between them and subject to the conditions set out below, SUPPLIER will continue to supply motor fuel to SELLER and to maintain a "franchise relationship" , if branded, with SELLER within the meaning of the Petroleum Marketing Practices Act, 15 USC ss.2801 et. seq. for the duration of said Improvement Agreement, unless SELLER shall determine that SELLER no longer wishes to purchase motor fuel from, and to maintain a franchise relationship with, SUPPLIER. In such case, SELLER may terminate the relationship created by the Seller Agreement (or similar agreement then in force) in the manner provided therein or by declining to enter into a new Seller Agreement (or similar agreement, howsoever denominated) with SUPPLIER.

     (e) At the end of the term of the Seller Agreement currently in force between the Parties, and of any succeeding, similar, agreements between the Parties, should SELLER desire the franchise relationship to continue for the duration of the Improvement Agreement, through December 4, 2013, then, unless SUPPLIER shall exercise its rights preserved by sub-paragraph (f) of this paragraph 4, SELLER and SUPPLIER will continue the relationship by executing new agreements containing such terms and conditions as may be contained in those Seller Agreements (or in those agreements of a similar type if no longer denominated "Seller Agreement" by SUPPLIER) in then current use for general application by SUPPLIER.

     (f) Nothing herein contained in this paragraph 4 shall be construed to limit the right of SUPPLIER to terminate or to not renew the franchise relationship or franchise between SUPPLIER and SELLER for such causes as may be provided for in this Seller Agreement (or in similar agreements between SELLER and SUPPLIER) and in the Petroleum Marketing Practices Act.

5.   TRADEMARKS AND TRADENAMES: EXCLUSIVE USE OF ALKHALIFA PRODUCTS.

     (a) Seller agrees, during the term of this Agreement, to sell only ALKHALIFA Petroleum Corp. Supplied brand gasoline and to purchase all such products only from Supplier and from no other jobber or person who deals in ALKHALIFA products, except in the circumstances described in Paragraph 8 hereof.

     (b) Seller shall not sell any of the Supplies until ALKHALIFA has given its written approval therefor. At all times during the term hereof, Seller shall also comply with the requirements of ALKHALIFA for acting as a Seller and seller of ALKHALIFA products.

6.   PRODUCT INTEGRITY.

     (a) Seller shall not mix ALKHALIFA brand products one with another or mix or adulterate ALKHALIFA brand products with petroleum products of others or with any other chemical or other material whatsoever.

     (b) Seller warrants and agrees that Seller will not mix or allow Lead-Free ALKHALIFA Gasoline to be mixed with any gasoline in or through any containers, tank, pump, pipe or other element of its gasoline storage or distribution system unless such facilities comply with all federal, state and local government requirements for dispensing unleaded gasoline.

     (c) Seller further warrants and agrees that Seller, its employees and agents will not introduce, cause or allow the introduction of leaded gasoline into any motor vehicle which is labeled "UNLEADED GASOLINE ONLY" or which is equipped with a gasoline tank filler inlet which is designed for the introduction of unleaded gasoline.

     (d) Seller will allow Supplier, its employees or agents to enter Seller's place or places of business at any time to obtain such samples or conduct such tests as may, in Supplier's judgement, be reasonably required to confirm that Seller is complying with the aforesaid obligations and will cooperate with Supplier in any investigation of any alleged violations of such obligations.

7.   COMPLIANCE WITH ENVIRONMENTAL AND OTHER APPLICABLE LAWS.

     (a) Seller acknowledges that the petroleum products which are the subject of this Agreement, by their nature, require special handling and that Sellers, its employees and agents are fully informed as to all governmental regulations and rules and approved procedures relating thereto. Seller is solely responsible for compliance with all laws, ruled, regulations and orders relative to the receiving, storing, pricing, selling and distributing the Supplies. Seller is also solely responsible for the proper disposal of all waste materials generated by the Seller's activities.

     (b) Seller represents that He/She is currently in compliance with all Federal, state and local environmental laws and regulations and with all other applicable Federal, state and local laws and regulations of every kind and nature. Seller represents that He/She will remain in compliance with all said applicable laws and regulations.

     (c) Seller represents that all of the underground storage tanks into which the Supplies will be delivered are, on the date hereof, in compliance with all said laws and regulations. Seller represents that it is the properly registered owner, agent or leasee of all the underground storage tanks located on the Premises. Seller agrees that it will properly upgrade all underground storage tanks in accordance with all applicable laws and regulation.

8.   PREVENTION OF PERFORMANCE: FORCE MAJEURE.

     If either party hereto is hindered, delayed or prevented by "force majeure" in the performance of this Agreement, the obligation of the party so affected shall be suspended and proportionally abated during the continuance of the force majeure condition and the party so affected shall not be liable in damages or otherwise for its failure to perform. The term "force majeure" as used herein shall mean any cause whatsoever beyond the control of either party hereto, including, but not limited to (a) act of God, flood, fire, explosion, war, riot, strike and other labor disturbance; and (b) failure in, or inability to obtain, on reasonable terms, Supplies by reason of any whole or partial failure or inability of ALKHALIFA to sell to or supply Supplier under the ALKHALIFA Contract.

     If by reason of any force majeure condition Supplier shall be unable to supply the requirements of Seller regarding any product covered by this Agreement, Supplier's obligation while such condition exists shall, at its option, be reduced to the extent necessary in its sole judgement and discretion to apportion fairly and reasonable among Supplier's customers the amount of product which it is able to supply. Such allocation shall be made by Supplier among all of its customers including, but not limited to, Seller and any and all stores or stations owned by ALKHALIFA PETROLEUM CORP. or related companies. Supplier shall not be responsible in any manner for any losses or damages which Seller may claim or suffer as a result of any such apportionment. Supplier shall not be required to make up any deficiency in any product not delivered as a result of any such apportionment.

     If Supplier is prevented by any force majeure condition from supplying any of the Supplies to Seller, then, in such event but only during the period of time that such force majeure condition is in effect, Seller may purchase ALKHALIFA gasoline, diesel or products from another supplier or jobber who deals in ALKHALIFA gasoline's, diesel or products. As soon as the force majeure condition has terminated, then Seller agrees to purchase all of its requirements for gasoline and diesel from Supplier.

     EXCUSED NONPERFORMANCE. SELLER shall be excused from the obligation to take deliveries of the products as required by Paragraph 2 to the extent and for the period that the operation of SELLER's business is limited or impaired because of governmental orders and regulation, judicial decree, fire, flood, war, civil disturbance, any labor disputes, blockade, embargo or any other causes beyond SELLER's control. SUPPLIER shall be excused from the performance of its obligations herein to the extent and for such time that its performance is delayed or prevented by any cause reasonably beyond SUPPLIER's control, including, but not limited to, those causes or conditions set out above excusing SELLER's obligation as well as the cancellation or non renewal of product exchange agreements with third parties or the failure of third parties to deliver product for whatever reason. Should SUPPLIER's supply of any product be insufficient at any time and for any reason to enable SUPPLIER to supply the demand of all customers normally receiving such product(s), SUPPLIER may, without incurring any liability to SELLER, discontinue deliveries of such product(s) hereunder for the duration of the shortage or apportion deliveries thereof among SELLER and such other customers, including SUPPLIER's own requirements, as SUPPLIER, in its sole discretion, may determine. In all instances, SUPPLIER shall not be required to conclude product purchase or exchange agreements which it deems to be uneconomic nor shall SUPPLIER be required to operate any refining or other facility if the same is deemed by SUPPLIER to be physically or economically undesirable.

9.   MARKET WITHDRAWALS.

     In the event Supplier elects to withdraw from the marketing of automotive gasolines for resale in the area supplied by the ALKHALIFA supply point supplying Seller, Supplier may terminate this Agreement at any time without further liability on 100 days' written notice. Upon receipt of the aforesaid notice of termination, Seller may at any time thereafter terminate this Agreement prior to the expiration of said 100-day period upon delivery of written notice of termination to Supplier.

10.  CHANGE OF SUPPLIERS.

     Should Supplier discontinue selling ALKHALIFA brand products, it shall have the right to substitute any other brand of petroleum products and this Agreement shall remain in full force and effect.

11.  SALE OR LEASE OF PREMISES.

     If, during the term of this Agreement, Seller receives a bona fide offer (hereinafter called an "Outside Offer") for the sale or lease of the Premises, which Seller intends to accept, Seller shall give notice to Supplier of such offer and of such intention, the name and address of the proposed purchaser or lessee, a true and correct copy of the offer or agreement and, if no written offer or agreement exists, the terms of the proposed transaction and such other information as Supplier may reasonable require, and shall offer to sell or lease the Premises to Supplier or its designee, corporate or otherwise, on the same terms and conditions as contained in such Outside Offer. Within Thirty (30) days after receipt of such notice, Supplier may elect, by notice to Seller, to purchase or lease the Premises, as applicable, on the same terms and conditions as contained in the Outside Offer. In the event the Supplier elects to purchase or lease the Premises, closing shall occur at the office of the attorneys for the Supplier in accordance with the terms of the offer but not greater than ninety (90) days after the giving of notice by the Supplier of its election to accept such offer. Any purported sale or lease of the Premises in violation of this section shall be voidable at the election of the Supplier.

12.  LABELING: UNLEADING GASOLINES.

     (a) Seller shall comply at all times with the programs and procedures established by Supplier and by ALKHALIFA for controlling the quality of the lead-free products which are sold to Seller as part of the Supplies. Seller shall indemnify Supplier against any penalty, loss or liability of any nature whatsoever resulting from failure of Seller to maintain lead-free specifications of ALKHALIFA's lead-free products.

     (b) Seller's indemnity obligation under Subsection 8 (b) of this Agreement shall include, but not be limited to, any and all expense (including trial and appellate attorney's fees), liability, claims, fines, civil penalties or demands which may arise or be assessed as a result of any act or omission of Seller or Seller's agents or employees in handling unleaded gasolines hereunder, or a result of failure by any of them to follow Supplier's and ALKHALIFA's programs and procedures for handling unleaded gasolines.

     (c) Seller agrees to inject into the Supplies any additives as requested by ALKHALIFA or Supplier.

13.  WARRANTIES.

          Supplier warrants that it has good title to the Supplies supplied, free of liens. THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED. THE WARRANTY OF MERCHANTABILITY, IN ALL OTHER RESPECTS, OTHER THAN EXPRESSLY SET FORTH HEREIN AND RESPECTS, OTHER THAN EXPRESSLY SET FORTH HEREIN, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

14.  CLAIMS.

          Any claim for defect or variance in quality or product furnished hereunder shall be made in writing directed to Supplier, with a copy to ALKHALIFA, within three (3) days, excluding weekends and holidays, after discovery of the defect or variance. Supplier and ALKHALIFA shall be furnished samples adequate to test the products claimed to be defective and both Supplier and ALKHALIFA shall be afforded the opportunity to take their own samples. Any and all claims not made within the time and in the manner herein provided shall be deemed, waived and released by the Seller.

15.  CREDIT CARDS.

          Seller may grant credit to holders of credit cards which may be issued by ALKHALIFA and/or issued by other companies listed in ALKHALIFA's then current credit card regulations, a copy of which has been provided to Seller. It is specifically understood that the granting of credit shall be pursuant to the terms and conditions set forth in such credit card regulations including that such credit extension shall be only in conjunction with the sale of ALKHALIFA products and that ALKHALIFA shall have the right, in its sole discretion, to amend or terminate such regulations and discontinue this credit card program at any time. Seller may also grant credit to such ALKHALIFA credit card holders for other items of merchandise sold by Seller at the Premises which are not ALKHALIFA products, but only if Seller has been given specific written permission by ALKHALIFA to extend such credit. Seller agrees that all credit card invoices which it may transmit and assign to ALKHALIFA shall be in conformity with ALKHALIFA's credit card regulations and that ALKHALIFA may reject or charge back any credit card invoices not conforming to said instructions. Seller further agrees that, upon such rejection or charge back, the value of the credit card invoices which were rejected or charged back shall become immediately due and owing from Seller to ALKHALIFA and may be deducted from subsequent checks for payment of credit card invoices. All credit card invoices shall be forwarded by registered mail or other means authorized by ALKHALIFA to such place(s) and at such time intervals as ALKHALIFA my designate from time to time.

16.  MARKETING AND ADVERTISING ALLOWANCE

     Seller is hereby granting exclusive marketing and advertising rights to Supplier (exclusive to petroleum and related advertising products or vendors), and Supplier herewith is accepting from Seller the exclusive marketing and advertising rights and agrees to pay a monthly allowance, to Seller, for these rights for a period of 10 years, commencing with the term of the fuel supply agreement. The exclusive marketing and advertising right will be granted at each location that Supplier supplies petroleum products and that Marketing and Advertising rights are available, (i.e. Billboards, canopies, banners, road signs, roof tops, buildings, walls, pumps, marquee boards, trucks, cars, radio, television, etc.)

     Supplier agrees to issue a marketing and advertising allowance credit to Seller in the amount of one and one-half (1 1/2) cents per gallon on all purchases of petroleum products monthly. This exclusive marketing and advertising rights allowance will be paid monthly to Seller, or may be applied against outstanding invoices, at Suppliers sole discretion.

     It is further agreed that Supplier is be being granted the exclusive marketing and advertising rights on the entire Travel Center site to be built in Davie, Florida. In addition to the marketing and advertising allowance credit to Seller in the amount of one and one-half (1 1/2) cents per gallon on all purchases of petroleum products monthly Supplier hereby agrees to pay Seller an additional fixed payment of $200,000 per month for a total of $2,400,000 annually for a period of 10 years. The total advertising budget for 10 years will be $24,000,000. The advertising dollars will be used to market and advertise brand awareness and related products. The Travel Center rights will not be restricted to petroleum and vendor advertising only; these rights will be granted to allow Supplier to sub-lease space to third party advertisers that do not compete with Seller or the location. This lease will commence January 2004 through January 2014.

17.  CARE AND HANDLING OF PRODUCT.

     SUPPLIER agrees that all ALKHALIFA gasoline (for purposes of this paragraph, the "product") sold hereunder, shall comply with all applicable federal, state and local rules and regulations in effect at the time and place of delivery to SELLER. SELLER agrees:

     (a) To abide by all laws, ordinances and regulations regarding the storage, transportation, dispensing and sale of the product;

     (b) To protect the product from contamination or from commingling with other gasoline, blend products, or otherwise and to do nothing during the transportation, storage, dispensing or sale of the product which may result in contamination of any sort or result in a product which does not comply with applicable Reid Vapor Pressure, oxygenated gasoline, and/or reformulated gasoline standards;

     (c) To periodically train SELLER's employees in the handling, sampling, and oversight for Reid Vapor Pressure, oxygenated gasoline, and/or reformulated gasoline standards

     (d) To use equipment (such as pumps, nozzles, tanks, hoses, and Stage II Vapor Recovery equipment, where applicable) designed and intended for the storage, dispensing and sale of the products and to keep such equipment clean and in good working condition at all times;

     (e) To permit SUPPLIER, its agents and employees to inspect and/or copy the daily inventory control records and reconciliations and to sample the products at all reasonable times and to annually certify to SUPPLIER compliance with the Federal Occupational Safety and Health Administration (OSHA) Service Station Regulation 1910.106(g), and 40 CFR Part 280 which require SELLER to maintain and reconcile accurate daily physical and book inventory records of underground storage tanks on the Premises;

     (f) To regularly inspect and sample, and to permit SUPPLIER, its agents and employees to inspect and sample, the product in SELLER's possession at all reasonable times and to fully cooperate to cure and correct any contamination and take immediate corrective action if any contamination, adulteration, or misbranding, regardless of source, is discovered whether by SELLER or by SUPPLIER. If discovered by SELLER, SUPPLIER shall be immediately notified thereof. In any case, SUPPLIER may thereafter refuse to make further deliveries of products into such tank(s) pending proper correction of any such contamination;

     (g) To protect, indemnify and hold SUPPLIER harmless from any and all losses, claims, damages, penalties, suits or costs which may arise or grow out of any violation or alleged violation of this Paragraph 19.

18.  LIQUIDATED DAMAGES.

          It is understood that the Supplier is relying on sales to Seller of the minimum product quantities set forth in Article 2, Paragraph (b) and that any repudiation of this Agreement and failure to purchase those minimum product quantities by Seller will result in serious losses to Supplier. Seller and Supplier acknowledge that the amount of those losses is and will be difficult to determine. It is agreed, therefore, that upon any repudiation of this Agreement by Seller, Seller shall pay to Supplier, as liquidated damages to compensate for such losses, two cents per gallon multiplied by the minimum number of gallons set forth in Article 2, Paragraph (b) measured from time of repudiation to the end of the term of this Agreement and any extensions thereof. The damages here liquidated are confined to losses resulting from Seller's repudiation of this Agreement and shall not affect such other rights and remedies as Supplier may have under this Agreement and under applicable law including, but not limited to, the PMPA and the Uniform Commercial Code.

19.  INDEMNITY.

     (a) Seller hereby releases and agrees to indemnify and hold Supplier, its agents, servants, employees, successors and assigns (the "Indemnified Parties"), harmless from and against any and all claims, suits, losses, obligations, liabilities, injuries and damages, including attorney's fees, trial and appellate, and costs of litigation for death, personal injury, property damage or other claim arising out of any failure by Seller to perform, fulfill or observe any obligation or liability of Seller set forth herein or any negligent act or omission by Seller or any cause or condition of any kind directly or indirectly arising in connection with the use, occupancy, maintenance, upkeep, repair, replacement or operation of any place of business, service station or marketing premises (including, but not limited to, adjacent sidewalks, drives, curbs, signs, poles and all other fixtures and equipment located thereon) which place of business, service station or marketing premises is or was either directly or indirectly owned, leased, operated, supplied, franchised or licensed by or through Seller.

     (b) Seller hereby releases and agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, suits, losses, injuries, liabilities and damages, including attorney's fees, trial and appellate, and costs of litigation for death, personal injury, property damage or other claim arising out of or resulting from delivery, use, storage, handling and sale of petroleum products including, but not limited to, the seepage, leakage or release of any petroleum products and fire or explosion at any place of business, service station or marketing premises including, but not limited to, the storage tanks, piping and pump located thereon which place of business, service station or marketing premises is or was either directly or indirectly owned, leased, operated, supplied, franchised or licensed by or through Seller; unless such damages are caused by the sole negligence of Supplier or its agents.

     (c) Seller shall defend, indemnify and hold the Indemnified Parties harmless from and against any fines, penalties, taxes, judgements, charges or expenses (including attorney's fees, trial and appellate and cost of litigation) for violations of any law, ordinance or regulation caused by any act of omission, whether negligent or otherwise, of Seller or its agents, servants, employees, contractors, Sellers, franchises or licensees.

     (d) Notwithstanding the foregoing provisions, Seller will not be responsible for violations of any law, ordinance or regulation by Supplier, nor for any acts or omissions arising from the sole negligence of Supplier, its agents or employees.

20.  INSURANCE.

     Without limiting in any way the scope of any obligations and/or liabilities assumed hereunder by SELLER, SELLER shall procure and maintain at its expense for the duration of the Term hereof, the insurance policies described below:

     (a) Workmen's Compensation and Occupational Disease Insurance, including Employers' Liability Insurance in compliance with the state laws in which the SELLER and the Premises are located;

     (b) Comprehensive General Liability Insurance covering bodily injury, including death, and property damage and endorsed to include premises and operations, complete operations, products liability, and contractual liability, with a combined single limit of not less than $500,000;

     (c) Insurance for SELLER's Garage Keeper's legal liability for property under SELLER's care, custody and control, where SELLER operates Repair and Lubrication Bays, on the Premises, including coverage for fire, theft, or collision of automobiles, including vandalism and malicious mischief with limits of not less than $25,000; and

     (d) Automobile Liability Insurance covering bodily injury, including death, and property damage for the operation of owned, hired, or otherwise operated non-owned automotive equipment used in performance of the business of SELLER, with a single limit of not less than $500,000.

     SELLER's insurance shall be endorsed to include SUPPLIER as an additional insured under Paragraphs 20 (b), (c), and (d) above.

     SELLER shall provide SUPPLIER with a Certificate of Insurance. The Certificate of Insurance shall provide that SUPPLIER be given at least thirty (30) days' prior notice prior to cancellation or any material change in the coverages provided above.



21.      GENERAL PROVISIONS.

     (a) This Agreement is personal to Seller, but Seller may assign this Agreement to such other person or entity as Supplier, in its sole and absolute discretion, specifically approves in writing.

     (b) This Agreement shall bind the executors, administrators, personal representatives, assigns and successors of the respective parties.

     (c) The right of either party to require strict performance by the other party hereunder shall not be affected by any previous waiver, forbearance or course of dealing.

     (d) All notices hereunder shall be deemed to have been sufficiently given if and when presented or mailed by certified mail to the parties at the addresses above and such other addresses as may be furnished to the other in writing by certified mail.

     (e) All understandings and agreements related to the subject matter hereof, either verbal or written, except insofar as incorporated in this Agreement, are hereby cancelled and withdrawn.

     (f) This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and may be altered only by writing. signed by the parties hereto.

     (g)  This Agreement shall be governed by the laws of the State of Florida.

     (h) Seller hereby grants to the Supplier the right to inspect and audit Seller's books, records, property and all storage tanks located on the Premises during normal business hours upon a two (2) hour notice.

     (i) Exhibit "A: Promissory Note and UCC1 Form is made a part of this Agreement.

     (j)  Exhibit "B" Equipment Agreement is made a part of this Agreement.


Signed, sealed and                           Supplier:

delivered in the                             ALKHALIFA Petroleum Corp.

presence of:



_______________________________             By:_______________________________



_______________________________             Its:______________________________





                                             Seller: FuelNation Inc.



_______________________________             By:_______________________________



_______________________________             Its:______________________________

                                  UNCONDITIONAL
                                    GUARANTY



In consideration of ALKHALIFA Petroleum Corp. (hereinafter referred to as ALKHALIFA) extending credit to FuelNation Inc. (hereinafter referred to as ("the Company") in which the undersigned are stockholders, directors, members, officers or employees, the undersigned do hereby guarantee to ALKHALIFA the payment of any and all debts and financial obligations of the Company to ALKHALIFA, incurred pursuant to Purchase and Supply Agreement, Equipment Agreement and Promissory Note of even date herewith.

Each of the undersigned as a primary obligor jointly and severally and unconditionally guarantees to ALKHALIFA that the Company will fully, promptly and faithfully perform, pay and discharge all its present and future obligations to ALKHALIFA Oil and each agrees, without ALKHALIFA first having to proceed against the Company or to liquidate any security of the Company which may be held by ALKHALIFA or to otherwise pursue or exhaust its remedies against the Company or against any other security ALKHALIFA may have to pay on demand all sums due and to become due to ALKHALIFA from the Company together with all losses, costs, attorney's fees, trial and appellate, or expenses which may be suffered or incurred by ALKHALIFA by reason of the Company's default or default of any of the undersigned. Each of the undersigned waives notice of nonpayment, protest and notice of protest with respect to the indebtedness covered by this guaranty.

This Guaranty shall be binding upon the heirs, administrators, successors and assigns of the undersigned and shall inure to the benefit of ALKHALIFA, its successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Guaranty on the 4th day of December 2003 in Broward County Florida.





------------------------------           --------------------------------
Witness                                  FuelNation Inc.



------------------------------           --------------------------------
Witness

                            ALKHALIFA PETROLEUM CORP.
                               Equipment Agreement

                                   "EXHIBIT B"



SELLER:                FuelNation Inc.                        SUPPLIER:         ALKHALIFA PETROLEUM Corp.
Invoice Address:       4121 SW 47th avenue, Suite 1301                          4121 SW 47th avenue, Suite 1301
                       Davie, Florida 33314                                     Davie, Florida 33314


with a copy to:

Bahrain Tower, 17th floor, Al-Khalifa Road, Manama, Bahrain, P.O Box 20257, Manama, Bahrain



                    Provisions Relating To Loan Of Equipment



1. The Seller agrees to use the Equipment, as defined below, only for the purposes of distributing, handling or storing petroleum or other products purchased from the Supplier by the Seller.

2. The Equipment shall at all times be and remain the property of the Supplier, and the Seller shall at all times keep and maintain the Equipment in good order, condition and repair. It is the Seller's obligation to keep the Equipment in a clean and attractive appearance. If, at the discretion of the Supplier, the Equipment is found to need cleaning and polishing, the Supplier may clean and polish the equipment and then the Seller shall reimburse the Supplier for any expenses incurred. The Seller shall, at all times, keep and maintain on said Equipment the trade mark, insignia or any identification marks of the Supplier. Any expenses incurred for the repair, maintenance or removal of such equipment shall be paid by the Seller. Upon the termination of the Purchase and Supply Agreement, the Seller shall be obligated to return all of the equipment described herein in the same condition as at the commencement of this agreement, reasonable wear and tear excepted.

                                    Equipment



The Supplier will furnish and loan to the Seller, installed at the Seller's delivery address, the following items of Equipment ("the Equipment"):



Number            Description                                  Agreed Value



34       Card  Readers for Gilbarco dispensers                  30,000.00



                                  Total                         $30,000.00





Seller ______________________________     Witness _____________________________
            FuelNation Inc.



                                          Witness  ____________________________

                                 PROMISSORY NOTE

                                   EXHIBIT "A"



 $ 30,000                                  Davie, Florida December 04, 2003


 FOR VALUE RECEIVED the undersigned, jointly and severally, promise to PAY TO THE ORDER OF ALKHALIFA Petroleum Corp.. the principal sum of thirty Thousand and 00/100 Dollars ($30,000.00) together with the interest from 12/4/03 at the rate of (8%) percent per annum until maturity, all payable in lawful money of the United States of America, as follows: This note sets forth the agreed value under the Purchase and Supply Agreement by and between "ALKHALIFA" (Supplier) and the Maker (Seller) for all the services and/or equipment in Exhibit "B" of that Agreement. Supplier shall issue credit to Seller of one-half (1/2) cents per gallon on all purchases of petroleum products monthly. The amount credited shall be applied against the value of this note. The total term of this note shall be Sixty (60) months. Any unpaid balance shall become due and payable on Demand. In the event of Seller default, the entire unpaid balance shall become due and payable immediately.

 All payments shall apply first to accrued interest, and the remainder, if any, to reduction of principal. If any installment of principal or interest is not paid when due, or upon any default in the performance of any of the covenants or agreements of this note, or of any instrument now or hereafter evidencing or accruing this note or the obligation represented hereby, the whole indebtedness (including principal and interest) remaining unpaid, shall, at the option of the holder, become immediately due, payable and collectible, and during such period, this note and deferred interest shall bear interest at the rate of eighteen (18%) percent per annum. Each maker and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers. Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including reasonable attorney fees in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect any security hereof, whether suit be brought or not, said costs shall include reasonable attorney's fees for any appeal should an appeal be taken

Payable at 4121 SW 47th avenue, Suite 1301, Davie, Florida 33314





                                 ___________________________(Seal)
                                 FuelNation Inc.,





                                 or such other place as shall be designated by the holder of this note in writing.